UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 1, 2008

1st Home Buy & Sell, Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52936	Applied For
(Commission File Number)	(IRS Employer Identification No.)

15612-37A Avenue, Surrey, BC CANADA V3S 0H7
(Address of Principal Executive Offices) (Zip Code)

(604) 541-4173
 (Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

    On July 1, 2008, 1st Home Buy & Sell, Ltd., a Nevada corporation (“1st Home”), entered into an asset purchase agreement (the “Agreement”) with DK Group N.A. N.V., a corporation organized under the laws of Netherlands Antilles (“DK Group”), whereby 1st Home agreed to purchase certain of the assets and liabilities of DK Group in exchange for 40,222,095 shares of 1st Home’s common stock (the “Acquisition Shares”). The Acquisition Shares represent approximately 81% of the post-forward split shares of common stock of 1st Home.  In connection with the acquisition of the DK Group assets, 1st Home agreed to assume various liabilities of DK Group.

    The completion date of the transaction (the “Completion Date”) contemplated by the Agreement is expected to occur on September 30, 2008 and is subject to the satisfaction of certain conditions, including the financing and due diligence conditions discussed below.

    Other significant provisions of the Agreement include the following:

•
Forward Split. Upon the satisfaction of the conditions precedent set forth in the Agreement and prior to the Completion Date , 1st Home will complete a forward split of its authorized and issued share capital on a one old share for 3 new shares basis.

•
Completion of Financing.  As a condition of closing, 1st Home shall have commitments to complete a financing by way of private placement of debt, equity or a combination of both of at least $25 Million on or prior to the Completion Date ..

•
Due Diligence. 1st Home shall have such access to DK Group’s assets, including all records relating to same, as is necessary to permit 1st Home to conduct a thorough due diligence investigation of the title to the Assets and Liabilities.  1st Home shall have a maximum of fifteen days from the date of the Agreement to conduct its due diligence (unless such period is extended in accordance with the Agreement or by other agreement of the parties).  The satisfactory completion of due diligence reviews by each of 1st Home and DK Group are conditions to the closing of  the transaction.

•
Officer and Directors. The officers and directors of 1st Home shall resign effective as of the Completion Date.  Any and all outstanding employment agreements between 1st Home and any of its officers, directors and employees immediately prior to the Completion Date shall have been terminated effective as of the Completion Date.  Upon termination of any such employment agreements, no amounts shall be due for severance, bonus or any other reason.  1st Home shall deliver to the DK Group evidence of such resignations and terminations in form and substance satisfactory to the DK Group.

    In addition to the foregoing provisions, the Agreement includes customary representations, warranties, covenants and indemnities for transactions of this type.

    The foregoing description of the Agreement contained in this Current Report on Form 8-K is qualified in its entirety by the full text of the Agreement, which is incorporated by reference herein and attached as Exhibit 10.1 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

     (d)                           Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated July 1, 2008, between 1st Home Buy & Sell, Ltd. and DK Group N.A. N.V.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Home Buy & Sell, Ltd.

Date: July 1, 2008	By:	/s/ Daniel Baxter
Daniel Baxter
President & CEO